Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

MPM HOLDINGS INC.

Adopted as of October 24, 2014

ARTICLE I.

OFFICES AND RECORDS

Section 1.01 Delaware Office. The registered office of MPM Holdings Inc., a Delaware corporation (the “Corporation”), in the State of Delaware shall be located in the City of Dover, County of Kent, and its registered agent is National Registered Agents, Inc.

Section 1.02 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

Section 1.03 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II.

STOCKHOLDERS

Section 2.01 Annual Meeting. Except as set forth in the Certificate of Incorporation of the Corporation (as it may be amended from time to time, the “Certificate of Incorporation”), the annual meeting of the stockholders of the Corporation (“Stockholders”) for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held on such date, time and place as may be designated by the Board of Directors from time to time as set forth in the notice of the meeting. At the annual meeting, directors shall be elected and any other proper business may be transacted.

Section 2.02 Special Meeting. Special meetings of the Stockholders for any purpose or purposes may be called by the Chairperson of the Board of Directors or by the President or Secretary of the Corporation, and shall be called by the Secretary of the Corporation upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of at least 33% of the outstanding shares of the Corporation entitled to call a meeting of Stockholders.

Section 2.03 Place of Meeting. Meetings of Stockholders shall be held at any place within or outside the State of Delaware as designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (as amended from time to time, the “DGCL”). In the absence of any such designation or determination, Stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 2.04 Notice of Meeting. Written or printed notice or notice by electronic transmission as provided in Section 2.05, stating the place, day and time of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) business days nor more than sixty (60) calendar days before the date of the meeting to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the Stockholder at such Stockholder’s address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Without the unanimous consent of all the Stockholders entitled to vote at a meeting, only such business shall be conducted at such meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Meetings may be held without notice if all Stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.05. Any previously scheduled meeting of the Stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the Stockholders (other than a meeting called at the written request of the holders of at least 33% of the outstanding shares of the Corporation entitled to call a meeting pursuant to Section 2.02) may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of Stockholders. For purposes of these Bylaws, a “business day” means any day other than a Saturday, Sunday or day on which commercial banks in the State of Delaware are authorized or required by law to close for business.

Section 2.05 Notice by Electronic Transmission. (a) Without limiting the manner by which notice otherwise may be given effectively to Stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to Stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission previously consented to by the Stockholder (in writing) to whom the notice is given. Any such consent shall be revocable by the Stockholder at any time by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Any notice given pursuant to Section 2.05 shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the Stockholder.

(c) An affidavit of the Secretary or an assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

As used in these Bylaws, the term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 2.06 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum. The Chairperson of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

Section 2.07 Proxies. At all meetings of Stockholders, a Stockholder may vote by proxy executed in writing (or in such manner prescribed by the DGCL) by the Stockholder, or by such Stockholder’s duly authorized attorney-in-fact, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A Stockholder may also authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the DGCL or as otherwise provided under Delaware law. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 2.08 Voting. Unless otherwise provided in the Certificate of Incorporation, each Stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and these Bylaws at any meeting of Stockholders shall be entitled to one (1) vote for each share of stock held by such Stockholder which has voting power upon the matter in question. Corporate action to be taken by Stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of Stockholders. Except as otherwise provided in the Certificate of Incorporation or by law, directors shall be elected in the manner provided in Section 3.02. Voting need not be by ballot and need not be conducted by inspectors, in each case, unless requested by a majority of the Stockholders entitled to vote at the meeting or ordered by the Chairperson of the meeting.

Section 2.09 List of Stockholders. Not fewer than ten (10) business days prior to the date of any meeting of Stockholders, the Secretary of the Corporation shall prepare a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of shares registered by each. For a period of not fewer than ten (10) business days prior to the meeting, the list shall be available during ordinary business hours for inspection by any Stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by Stockholders at the time and place of the meeting.

Section 2.10 Action by Consent Without a Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary in accordance with Section 2.08 to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, that, after the earlier to occur of (i) the date that the common stock of the Corporation (the “Common Stock”) is listed on a national securities exchange in the United States (a “Listing”) and (ii) the date of consummation of the first public offering of and sale of Common Stock (other than on Forms S-4 or S-8 or their equivalent), pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time (an “IPO”), any action required or permitted to be taken at any meeting of Stockholders may be taken without a meeting only if a consent in writing is signed by all holders of outstanding stock of the Corporation. Prompt notice of the taking of any such action shall be given to all Stockholders.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, except as may be otherwise required by law or by the Certificate of Incorporation. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the Stockholders.

Section 3.02 Number, Tenure and Qualifications. The Board of Directors shall consist of one (1) or more members. Initially, the Board of Directors shall be comprised of eleven (11) directors. Each director shall hold office until the next annual meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal; provided, that the first annual meeting at which directors shall be elected (and the term of incumbent directors shall expire) shall not occur prior to the earlier to occur of (i) October 27, 2016 and (ii) the date of a Listing or an IPO (the first annual meeting at which directors shall be elected, the “First Election”). Prior to the First Election, the size of the Board of Directors shall consist of no less than nine (9) members and no more than eleven (11) members, and no director shall be removed, with or without cause, without the affirmative vote of the holders of ninety percent (90%) of the then outstanding shares of Common Stock. Thereafter, the number of directors may be changed from time to time by resolution of a majority of the Board of Directors. Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting of Stockholders and entitled to vote on the election of directors. Directors need not be Stockholders.

Section 3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of Stockholders or at such other time and place as may be determined by resolution of the Board of Directors. Additional regular meetings of the Board of Directors may be held at such places within or outside the State of Delaware and at such times and on such dates as the Board of Directors may from time to time determine upon at least forty-eight (48) hours’ prior written notice to all directors.

Section 3.04 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or outside the State of Delaware whenever called at the request of any director then serving on the Board of Directors or the Chief Executive Officer. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.05 Notice. Notice of any special meeting of directors specifying in reasonable detail the purpose for which the meeting is being convened shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile transmission, electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least three (3) business days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service at least three (3) business days before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least two (2) business days (and not less than forty-eight (48) hours) before such meeting. If by telephone or by hand delivery, the notice shall be given at least two (2) business days (and not less than forty-eight (48) hours) prior to the time set for the meeting. The notice of a special meeting of directors shall specify in reasonable detail the purpose for which the meeting is being convened. Without the unanimous consent of all directors, only such business shall be conducted at such special meeting as shall have been specified in such notice. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.05.

Section 3.06 Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee, as applicable.

Section 3.07 Meetings by Remote Communication. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar remote communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.08 Quorum. Subject to Section 3.09, a majority of the Whole Board (as defined below) shall constitute a quorum present for the transaction of business (unless the Certificate of Incorporation provides for a vote on a particular matter by the Disinterested Directors (as defined in the Certificate of Incorporation), in which case a majority of the Disinterested Directors shall constitute a quorum for such matter), but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. As used in these Bylaws, the term “Whole Board” means the total number of directors the Corporation would have if there were no vacancies on the Board of Directors.

Section 3.09 Vacancies. Subject to applicable law, unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of Stockholders or until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director. If there are no directors in office, then an election of directors shall be held in the manner provided by applicable law.

Section 3.10 Removal. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or under applicable law, any director may be removed from office with or without cause at any time by the affirmative vote of the holders of at least a majority of the then-outstanding shares of Common Stock.

Section 3.11 Committees of the Board of Directors.

(a) Committees. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(b) Conduct of Committees. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.12 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, if any. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director (except that any director who is a full-time employee of the Corporation or its subsidiaries shall not be separately compensated for service as a director). Members of committees may be allowed like compensation for attending committee meetings (except that any director who is a full-time employee of the Corporation or its subsidiaries shall not be separately compensated for service as a committee member).

Section 3.13 Records. The Board of Directors shall cause to be kept a record containing the minutes of the meetings of the Board of Directors (and any committees thereof) and of the Stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV.

OFFICERS

Section 4.01 Elected Officers. The elected officers of the Corporation shall be a Chairperson of the Board of Directors, Chief Executive Officer, President, one or more Vice Presidents, Secretary, Treasurer, and such other officers (including, without limitation, a Chief Financial Officer and Chief Operating Officer) as the Board of Directors from time to time may deem proper. The Chairperson of the Board of Directors shall be chosen from among the directors by a majority vote of the Whole Board. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairperson of the Board of Directors or Chief Executive Officer may appoint, such other officers (including, without limitation, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer, as the case may be. Except as prohibited by law or the Certificate of Incorporation, any number of offices may be held by the same person.

Section 4.02 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. The Board of Directors may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees. Each officer shall hold office until his or her successor shall have been duly appointed and shall have qualified or until his or her earlier death, resignation or removal.

Section 4.03 Chairperson of the Board of Directors. The Chairperson of the Board of Directors shall preside, if present, at all meetings of the Stockholders and of the Board of Directors and shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.

Section 4.04 Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. He or she shall make reports to the Board of Directors and the Stockholders and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer may also serve as Chairperson of the Board of Directors, if so elected by the Board of Directors. In the absence of the Chairperson of the Board of Directors, the Chief Executive Officer shall preside at meetings of the Stockholders and of the Board of Directors.

Section 4.05 President. The President shall act in a general executive capacity and shall assist in the administration and the operation of the Corporation’s business and general supervision of its policies and affairs and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Chief Executive Officer.

Section 4.06 Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.07 Chief Financial Officer. The Chief Financial Officer (if any) shall be a Vice President and act in an executive financial capacity. He or she shall assist the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

Section 4.08 Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 4.09 Chief Operating Officer. The Chief Operating Officer (if any) shall be a Vice President and, subject to the powers of the Chief Executive Officer and President, shall be the principal officer in charge of the operations of the Corporation.

Section 4.10 Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the Stockholders; he or she shall be custodian of the records and shall see that the books, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 4.11 Removal. Except as set forth in the Certificate of Incorporation, any officer elected or appointed, or agent appointed, by the Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. In the case of an officer appointed by an executive officer or Board of Directors committee, such officer may be removed from office at any time, with or without cause, by the Board of Directors, by the officer or committee that appointed him or her, by the Chief Executive Officer or Chairperson of the Board of Directors. No officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, or his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan or any other employee benefit plan.

Section 4.12 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in any other office because of death, resignation, or removal may be filled by the Board of Directors, by the officer or committee that appointed him or her, by the Chief Executive Officer or Chairperson of the Board of Directors.

ARTICLE V.

STOCK

Section 5.01 Stock Certificates and Transfers. The interest of each Stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe, provided that the Board of Directors may provide, by resolution or resolutions, that some or all of any or all classes or series of its stock shall be uncertificated shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.02 Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, destruction or theft of any such certificate or the issuance of such new certificate, upon such terms and secured by such surety, as the Board of Directors may in its reasonable discretion require.

Section 5.03 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 5.04 Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) calendar days nor less than ten (10) business days before the date of such meeting, nor more than sixty (60) calendar days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.05 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

Section 6.01 Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

Section 6.02 Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 6.03 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares out of the assets or funds of the Corporation legally available therefor.

Section 6.04 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6.05 Waiver of Notice. Whenever any notice is required to be given to any Stockholder or director of the Corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance by a Stockholder at a meeting of Stockholders shall constitute a waiver of notice of such meeting, except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 6.06 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairperson of the

Board of Directors, the Chief Executive Officer, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the Stockholders to make any such resignation effective.

ARTICLE VII.

CONTRACTS, SHARES OF OTHER CORPORATIONS, ETC.

Section 7.01 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.02 Representation of Shares of Other Corporations; Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any Vice President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests in any other corporation. The authority granted herein may be exercised directly or the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation, all such written proxies or other instruments as he may deem necessary or proper.

ARTICLE VIII.

AMENDMENTS

These Bylaws may be amended, modified or repealed, and new Bylaws may be adopted, at any time by a majority of the Whole Board or by the holders of a majority of the then outstanding shares of Common Stock.

ARTICLE IX.

CONFLICTS WITH THE CERTIFICATE OF INCORPORATION

Notwithstanding anything to the contrary contained in these Bylaws, to the extent that any provision set forth in these Bylaws conflicts with or is inconsistent with any provision of the Certificate of Incorporation, the provision set forth in the Certificate of Incorporation shall take precedence, to the fullest extent permitted by applicable law.

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